SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ACLARA BIOSCIENCES, INC.
(Name of Registrant as Specified in Its Charter)

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ACLARA BIOSCIENCES, INC.
1288 PEAR AVENUE
MOUNTAIN VIEW, CALIFORNIA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2002

To the Stockholders of ACLARA BIOSCIENCES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ACLARA BIOSCIENCES, INC., a Delaware corporation (the “Company”), will be held on Tuesday, June 25, 2002, at 9:00 a.m. local time at the Company’s principal executive offices located at 1288 Pear Avenue, Mountain View, California, 94043, for the following purposes:

1.  To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

2.  To approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 450,000 to 800,000.

3.  To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2002.

4.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please refer to the attached proxy statement accompanying this Notice for further information with respect to the business to be transacted at the Annual Meeting.

The Board of Directors has fixed the close of business on April 29, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By	Order of the Board of Directors

Jos	eph M. Limber
Pre	sident and Chief Executive Officer

Mountain View, California
May 9, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ACLARA BIOSCIENCES, INC.
1288 PEAR AVENUE
MOUNTAIN VIEW, CALIFORNIA 94043

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 25, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of ACLARA BioSciences, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 25, 2002, at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the following purposes:

•	To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

•	To approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 450,000 to 800,000.

•	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2002.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the Company’s principal executive offices located at 1288 Pear Avenue, Mountain View, California 94043. A copy of this proxy statement and accompanying proxy card will be mailed to stockholders on or about May 9, 2002.

Solicitation

This solicitation is made on behalf of our Board of Directors, and we will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on April 29, 2002, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 29, 2002, the Company had outstanding and entitled to vote 35,991,627 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. All other proposals require the favorable vote of the majority of the votes present in person or represented by proxy and entitled to vote on a particular proposal.

Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows: (1) FOR the election of all nominees for directors named in the proxy; (2) FOR approval of the amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder; (3) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2002 and (4) as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. We believe that the tabulation procedures to be followed by the inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive office, ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934 may submit to the Board of Directors proposals to be considered for inclusion in our proxy statement and submission to the stockholders at the 2003 Annual Meeting. Such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive office, ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043, and must be received no later than January 9, 2003. The notice must include the following information:

•	the stockholder’s name and address and the text of the proposal to be introduced;

•	the number of shares of stock held of record by the stockholder and beneficially owned and represented by proxy as of the date of the notice; and

•	a representation by the stockholder that such stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive office, ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043, no earlier than March 28, 2003 and no later than April 26, 2003. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of Board members) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred to the extent reasonably possible so as to ensure that no one class has more than one director more than any other class and until such director’s successor is elected and qualified.

Our Board of Directors currently comprises five members. There are two directors in the class whose terms of office expire in 2002. One of the nominees has served on our Board of Directors since January 1999 and the second nominee joined our Board of Directors in February 2000. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is certain biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting:

Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting of Stockholders

Jean Deleage, Ph.D.
Dr. Jean Deleage, 61, has served as a member of our Board of Directors since January 1999. He is a founder and managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Alta Partners was founded in 1996. In 1979 he founded and is currently a managing partner of Burr, Egan, Deleage & Co., a venture capital firm in San Francisco and Boston. He is a director of several private and other public companies including Crucell, N.V., Kosan Biosciences, Inc., Rigel Pharmaceuticals, Inc. and Telik, Inc. Dr. Deleage was a member of Sofinnova’s initial team, a venture capital organization in Paris, France, and in 1976, formed Sofinnova, Inc., which is the U.S. subsidiary of Sofinnova. Dr. Deleage holds a Master’s Degree in electrical engineering from Ecole Superieure d’Electricite in 1962 and a Ph.D. in economics from the Sorbonne in 1964. In 1984, he was awarded the Ordre National du Merite, and in 1993, he was awarded the Legion of Honor from the French government in recognition of his career accomplishments.

Andre F. Marion
Andre F. Marion, 66, joined our Board of Directors in February 2000. Until his retirement in 1995, Mr. Marion was the President of the Applied Biosystems Division of the Perkin–Elmer Corporation, now known as Applied Biosystems. Prior to holding that position, Mr. Marion was the Chairman of the Board, Chief Executive Officer and President of Applied Biosystems, Inc., until its merger with Perkin–Elmer Corporation in February 1993. Mr. Marion currently serves as a director of Molecular Devices Corp., Cygnus, Inc., Applied Imaging Corp. and Alpha M.O.S., and is also an advisor to several private companies. Mr. Marion holds an engineering degree from the French Ecole National Superiors d’Ingenieurs Arts et Metiers in both mechanical and electrical engineering.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

Director Continuing in Office Until the 2003 Annual Meeting of Stockholders

Herbert H. Hooper, Ph.D.
Herbert H. Hooper, 38, joined our Board of Directors in January 2002. Herbert H. Hooper co–founded the Company and has served as our Chief Technology Officer from May 1995 and Executive Vice President from 1998 until December 2001. From 1993 to 1995, Dr. Hooper directed the bioanalytical research and development activities at Soane Technologies. Soane BioSciences, the predecessor company to ACLARA, was formed as a spin-off from Soane Technologies in May 1995. From 1990 to 1992, Dr. Hooper worked as a product and business development manager at Air Products and Chemicals. Dr. Hooper holds a B.S. degree in chemical engineering from North Carolina State University and a Ph.D. in chemical engineering from the University of California at Berkeley.

Directors Continuing In Office Until the 2004 Annual Meeting of Stockholders

Joseph M. Limber
Joseph M. Limber, 49, joined us in April 1998, as President and Chief Executive Officer and as a member of our Board. Before he joined us, Mr. Limber had been President and Chief Operating Officer at PRAECIS Pharmaceuticals, Inc., from 1996 to 1998. Prior to that, he held positions as Executive Vice President of SEQUUS Pharmaceuticals, Inc., from 1995 to 1996, and as Vice President of Marketing and Sales from 1992 to 1995. Mr. Limber held management positions in marketing and sales with Syntex Corporation from 1987 to 1992, and with the Ciba-Geigy Corporation from 1975 to 1987. Mr. Limber holds a B.A. degree from Duquesne University.

Thomas R. Baruch, J.D.
Thomas R. Baruch, 63, joined our Board of Directors as Chairman in April 1995. Since 1988, he has been a General Partner of CMEA Ventures, a venture capital firm. Moreover, from 1990 to 1996, Mr. Baruch served as a special partner of New Enterprise Associates. Prior to his experience with CMEA Ventures, Mr. Baruch founded Microwave Technologies, Inc., and served as its President and Chief Executive Officer from 1983 to 1989. Before that, he held senior management and venture investment positions at Exxon Corporation, including the position of President of the Materials Division of Exxon Enterprises, Inc. Mr. Baruch serves as a director of AeroGen, Inc., Symyx Technologies, Inc., Netro Corp. and Physiometrix, Inc. Mr. Baruch holds a B.S. degree from Rensselaer Polytechnic Institute and received a J.D. degree from Capital University.

Board Committees and Meetings

Our Board of Directors held eleven meetings during the fiscal year ended December 31, 2001, during which time our Board had a standing Audit Committee and Compensation Committee. Both committees were established by our Board in December 1999. The Board does not have a nominating committee.

Our Audit Committee assists our Board of Directors in fulfilling the Board’s oversight responsibilities regarding our accounting and system of internal controls, the quality and integrity of our financial reporting and the independence and performance of our outside auditor. In so doing, our Audit Committee endeavors to maintain free and open means of communication between and among its members, other directors, the outside auditor and our management team. During the year ended December 31, 2001 our Audit Committee comprised three members all of whom are non-employee directors: Messrs. Baruch, Parker and Dr. Deleage. Mr. Parker resigned from the Audit Committee effective December 31, 2001 and was replaced by Mr. Marion on February 19, 2002. Our Audit Committee met one time during the fiscal year ended December 31, 2001. Our Board and our Audit Committee have adopted a written Audit Committee Charter.

Our Compensation Committee exercises all powers of our Board of Directors in administering our Amended and Restated 1997 Stock Plan and also examines, reviews, considers and advises our Board in matters relating to compensation of our employees and consultants (excluding our Board). Our Compensation Committee currently comprises two members, both of whom are non-employee directors: Messrs. Baruch and Marion. Our Compensation Committee met one time during the fiscal year ended December 31, 2001.

During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively, except that Michael W. Hunkapillar and Eric S. Lander each attended fewer than 75% of the total number of meetings of the Board held during the period during the year for which each had been a director.

Compensation of Directors

We reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings, but have not compensated them for their services as Board or committee members. Effective May 1, 2002, we will pay our board members $2,500 per scheduled board meeting attended, up to a maximum of $10,000 per year and $500 per committee meeting attended. Our Board of Directors has the discretion to grant options to new non-employee directors.

Under our Amended and Restated 1997 Stock Plan, on the date of each annual meeting of stockholders, each member of our Board of Directors who is not an employee will automatically be granted an option to purchase 12,000 shares of our common stock. The exercise price of the options granted to non-employee directors is 100% of the fair market value of the common stock subject to the option on the date of the option grant. The options vest in cumulative quarterly installments of one-fourth of the shares underlying such option, commencing with the ninth quarterly anniversary of the date of the option grant. Accordingly, each of Messrs. Hooper and Baruch and, if elected to our Board of Directors at the 2002 Annual Meeting of Stockholders, Dr. Deleage and Mr. Marion will be granted an option to purchase 12,000 shares of our common stock.

Compensation Committee Interlocks and Insider Participation

Mr. Baruch and Dr. Hunkapillar served as members of our Compensation Committee during the fiscal year ended December 31, 2001. Mr. Marion became a member of the Compensation Committee effective December 13, 2001. None of these members has ever been an officer or employee of the Company. No current or former officer or employee of the Company serves on our Compensation Committee. During the fiscal year ended December 31, 2001, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

Limitation of Directors’ and Officers’ Liability

Our Amended and Restated Certificate of Incorporation limits the personal liability of each of our directors to the fullest extent permitted by the Delaware General Corporation Law. Delaware corporate law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any liability arising with respect to with respect to the following acts:

•	any breach of one’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or

•	any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation authorizes us to indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, to the fullest extent permitted by law, any of our directors, officers or employees who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not in the right of our Company, and whether criminal, civil, administrative or investigative, by reason of the fact that he or his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company, or is or was serving at our request as a director, officer or employee of another entity. We believe that indemnification under our Amended and Restated Certificate of Incorporation covers negligence and gross negligence on the part of the indemnified parties.

We have entered into agreements with our directors and officers which provide for the indemnification of such persons to the fullest extent permitted by law. These agreements, among other things, require us to indemnify such persons for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any by or in the right of our Company, arising out of that person’s services as a director or officer of our Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

PROPOSAL 2

AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

In February 2000, the Board of Directors adopted the Company’s Employee Stock Purchase Plan (the “Purchase Plan”), which the stockholders approved in March 2000. An aggregate of 450,000 shares of common stock were originally reserved for issuance under the Purchase Plan. In April 26, 2002, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of common stock reserved for issuance thereunder by 350,000 shares to a total of 800,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

During the last fiscal year, shares of common stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Joseph M. Limber (President and Chief Executive Officer)—0 shares, Herbert H. Hooper (Executive Vice President and Chief Technology Officer)—0 shares, Thomas J. McNaughton (Vice President, Legal Affairs)—0 shares, Philip A. Petersen (Vice President, Corporate Development)—2,884 shares at $4.42 per share, Sharat Singh (Vice President, Advanced Technologies)—1,805 shares at $4.42 per share, all current executive officers as a group—7,064 shares at $4.42 per share, and all employees (excluding executive officers) as a group—100,448 shares at $4.42 per share.

As of April 1, 2002, an aggregate of 132,965 shares of the Company’s common stock had been purchased under the Purchase Plan and 317,035 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Summary of the Purchase Plan

The following summary of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2001 and is incorporated into this proxy statement by reference. The Purchase Plan and the proposed amendment are attached to this proxy statement as Appendix A.

General

The purpose of the Purchase Plan is to assist our eligible employees in acquiring stock ownership in the Company and to help our eligible employees provide for their future security and to encourage them to remain in our employment. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The Purchase Plan generally provides for the grant and the automatic exercise of options to purchase shares of our Common Stock through payroll deductions during six-month offering periods.

Administration

The compensation committee of the Board of Directors has been appointed to administer the Purchase Plan. The Company pays all costs of administering the Purchase Plan and indemnifies the Committee for liability, loss, costs, damages, attorneys’ fees, and other expenses the Committee may sustain or incur in connection with administration of the Purchase Plan.

The Committee has designated an agent to assist in the administration of the Purchase Plan. This agent establishes and maintains individual accounts for each of the participants of the Purchase Plan.

Shares Subject to the Purchase Plan

Assuming the approval of this Proposal 2, 800,000 shares of Common Stock will be reserved for issuance under the Purchase Plan. In the event of any stock dividend, stock split, recapitalization or other subdivision, combination or reclassification of shares of Common Stock, the Committee will appropriately adjust:

•	the aggregate number of shares of stock subject to the Purchase Plan;

•	the number of shares of stock subject to outstanding options; and

•	the price per share of outstanding options.

Eligibility

Generally, employees of the Company or a subsidiary of the Company are eligible to participate in the Purchase Plan. However, non-employee directors, part-time employees (i.e., employees who are customarily employed for not more than 20 hours per week) and seasonal or temporary employees (i.e., employees who are customarily employed for not more than five months during a calendar year) of the Company or a subsidiary of the Company are not eligible to participate. In addition, no employee may receive a grant under the Purchase Plan if, immediately after grant of the option, that employee would own (or are treated as owning) stock possessing 5% or more of the total voting power or value of all classes of our stock, or the stock of any of our subsidiary corporations.

As of April 1, 2002, approximately 160 people were eligible to participate in the Purchase Plan, including our executive officers.

Offering Terms

Grants of Options; Offering Periods.    Under the Purchase Plan, each eligible employee who enrolls in the Purchase Plan is granted a nontransferable option to purchase shares of our common stock during each offering period. The options permit a participating employee to purchase shares of our Common Stock, at a discount, through payroll deductions. Offering periods under the Purchase Plan are six-month periods that begin on May 1 and November 1 of each year and end on the last day of October and April, respectively. Options will be granted on the first day of each six-month offering period and will be automatically exercised, or purchased, on the last day of each six-month offering period.

Participation in the Offerings.    A participating employee may enroll in the Purchase Plan by submitting a completed and executed written payroll deduction authorization form to the Company no later than ten days prior to the first day of an offering period. The authorization will enroll the employee for each successive offering period until the employee submits a new authorization, withdraws from participation under the Purchase Plan, becomes ineligible to participate in the Purchase Plan or terminates employment.

An employee may withdraw from participation under the Purchase Plan at any time before the last 10 days of an offering period, by delivering a notice of withdrawal. Upon receipt of the withdrawal form, the Company automatically cases to deduct the employee’s payroll under the Purchase Plan and pays to the employee any balance of unapplied payroll deductions credited to the employee’s account.

Purchase Price and Payment.    An employee electing to participate for an offering period authorizes the Company to effect payroll deductions of after-tax dollars, equal to a specified percentage (1% to 15%) of the employee’s base compensation payable each payday. The Company withholds the specified payroll deductions throughout the offering period and credits this amount to an account established for the employee under the Purchase Plan. At the end of the offering period, the employee’s option to purchase whole shares of Common Stock under the Purchase Plan is exercised automatically, and the exercise price of the option is paid by the funds in the employee’s account.

An option granted under the Purchase Plan entitles a participating employee to purchase that number of shares of Common Stock equal to the total payroll deductions for the offering period, divided by the purchase price for such shares of Common Stock, including partial shares. The number of shares of Common Stock subject to each option, however, will not exceed 7,500 shares. Also, an employee may not buy more than $25,000 worth of Common Stock (calculated based on the fair market value of the Common Stock on the first day of the offering period) through the Purchase Plan in any calendar year. The exercise price of an option is 85% of the lesser of the fair market value of a share of Common Stock on the grant date (i.e., the first day of the offering period) and the fair market value of a share of Common Stock on the exercise date (i.e., the last day of the offering period).

Duration, Amendment and Termination of the Purchase Plan

The Board of Directors may amend, suspend or terminate the Plan. The Board may not, however, without prior stockholder approval:

•	amend the Purchase Plan so as to change the number of shares of Common Stock that may be sold pursuant to options under the Purchase Plan;

•	alter the requirements for eligibility to participate in the Purchase Plan; or

•	amend the Purchase Plan in any manner which would cause the Purchase Plan to cease to be an Employee Stock Purchase Plan qualified under Section 423(b) of the Internal Revenue Code of 1986.

The Purchase Plan will remain in effect until May 1, 2010, unless the Board of Directors terminates the Purchase Plan at an earlier date. The Board of Directors may terminate the Plan at any time with respect to any shares not then subject to an option under the Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Purchase Plan and with respect to the sale of common stock acquired under the Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants.    A participating employee will not recognize taxable income on the date of the option grant (i.e., the first day of the offering period) or on the date of the exercise of the option (i.e., the last day of the offering period). If the employee does not sell or dispose of the shares of Common Stock purchased upon exercise of an option under the Purchase Plan within two years after the date on which the option was granted or within one year after the date on which the shares were purchased, or if the employee dies while owning the shares, the employee will recognize ordinary income in the year in which he sells or disposes of the shares, or the year closing with his death, whichever applies, on an amount equal to the lesser of the following:

•
the excess, if any, of the fair market value of the shares of Common Stock on the date on which the employee sold or disposed of such share or the date on which the employee died, over the amount paid for the shares of Common Stock; or

•	the excess of the fair market value of the shares of Common Stock on the date the Company granted the option, over the option price; and

The employee will also recognize as capital gain any further gain realized when he sells or disposes of the shares of Common Stock.

If the employee sells the stock prior to satisfying the holding period described above, such sale will constitute a disqualifying disposition, and the employee will be taxed in the year in which he or she sells or disposes of the shares, or the year closing with his death, whichever applies, as follows:

•
the employee will recognize ordinary income, reportable for the year of the sale or disposition of such shares of Common Stock, to the extent of the excess of the fair market value of such Common Stock on the date on which the employee exercised the option, over the option price for the Common Stock; and

•	the employee will recognize as capital gain, (or capital loss, as applicable) any gain or loss realized when he sold or disposed of the shares of Common Stock.

Tax Consequences to the Company.    There will be no tax consequences to the Company arising from the Purchase Plan except that the Company is entitled to a tax deduction to the extent that any employee recognizes ordinary income as a result of a disqualifying disposition.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

Our Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants, to audit our financial statements for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by the Amended and Restated Bylaws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

INDEPENDENT ACCOUNTANT FEES

Audit Fees

Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the year ended December 31, 2001 and for reviews of the financial statements included in our quarterly reports for that fiscal year were $130,250 of which $40,250 had been billed through December 31, 2001.

Financial Information Systems Design and Implementation Fees

We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees

During the year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services which were not described in the two foregoing paragraphs, totaled $35,650. These services primarily related to a review of a filing by the Company on Form S-3, a government contract audit and other miscellaneous services. Our Audit Committee has determined that the provision of non-audit services to us by PricewaterhouseCoopers LLP is compatible with maintaining the auditor’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of March 25, 2002, for the following persons:

•	each of the Company’s directors,

•	each executive officer named in the Summary Compensation Table appearing herein,

•	all directors and executive officers of the Company as a group, and

•	each person known by the Company to beneficially own more than 5% of the Company’s Common Stock.

The address for all executive officers and directors is c/o ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, California 94043.

BENEFICIAL OWNERSHIP (1)

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Applera Corporation (2)	2,746,293	7.6%
301 Merritt 7
Norwalk, CT 06851
Capital Group International, Inc. (3)	1,941,700	5%
1110 Santa Monica Blvd,
Los Angeles, CA 90025
Johnson & Johnson Development Corporation	2,167,186	6%
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Wellington Management Company, LLP (4)	3,059,760	8.5%
75 State Street
Boston, Massachusetts 02109
Joseph M. Limber (5)	1,048,125	3%
Herbert H. Hooper (6)	529,202	1.5%
Thomas J. McNaughton (7)	26,562	*
Sharat Singh (8)	124,133	*
Philip A. Petersen (9)	32,046	*
Thomas R. Baruch (10)	729,716	2%
Jean Deleage (11)	1,667,551	5%
Andre F. Marion (12)	27,000	*
All executive officers and directors as a group (12 persons)	1,857,983	5%

*	Less than one percent.
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 25, 2002, are deemed outstanding for purposes of computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table above is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Applicable percentages are based on 35,987,047 shares outstanding on March 25, 2002, adjusted as required by rules promulgated by the SEC.

(2)
Consists of 2,746,293 shares held by PE Corporation, a New York corporation (“PENY”). PENY is a subsidiary of Applera Corporation. Based solely on a Schedule 13D filed on April 3, 2000 with the Securities and Exchange Commission pursuant to Rule 13d-1(a) of the Exchange Act.

(3)
Based solely on a Schedule 13G filed on February 11, 2002 with the Securities and Exchange Commission pursuant to Rule 13d-1(a) of the Exchange Act. Capital Group International, Inc. (“CGII”) is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these securities. The investment management companies, which include a bank and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. CGII does not have investment power over any of the securities reported herein; however, CGII may be deemed to “beneficially own” such securities by virtue of Rule 13d-3 of the Act. GCII disclaims beneficial ownership of the shares pursuant to Rule 13d-4. Capital Guardian Trust Company, a wholly owned subsidiary of CGII, is deemed to be the beneficial owner of 1,941,7090 shares as a result of serving as the investment manager of various institutional accounts.

(4)
Based solely on a Schedule 13G filed on February 12, 2002 with the Securities and Exchange Commission pursuant to Rule 13d-1(a) of the Exchange Act. Wellington Management Company (“WMC”), in its capacity as investment adviser may be deemed to beneficially own 3,059,760 shares, which are held of record by clients of WMC.

(5)	Includes 65,625 shares Joseph M. Limber has the right to acquire pursuant to outstanding options exercisable within 60 days of March 25, 2002.
(6)	Includes 6,185 shares Herbert H. Hooper has the right to acquire pursuant to outstanding options exercisable within 60 days of March 25, 2002.
(7)	Includes 26,562 shares Thomas J. McNaughton has the right to acquire pursuant to outstanding options exercisable within 60 days of March 25, 2002.
(8)	Includes 68,831 shares Sharat Singh has the right to acquire pursuant to outstanding options exercisable within 60 days of March 25, 2002.
(9)	Includes 26,562 shares Philip A. Petersen has the right to acquire pursuant to outstanding options exercisable within 60 days of March 25, 2002.
(10)
Includes 474,312 shares held by Chemicals & Materials Enterprise Associates, L.P., and 208,334 shares held by CMEA Life Sciences Fund, L.P. Mr. Baruch, a general partner of CMEA Ventures, disclaims beneficial ownership of the shares held by the funds affiliated with CMEA Ventures, except to the extent of his pecuniary interests therein.

(11)
Includes 1,652,058 shares held by Alta California Partners II, L.P., and 14,611 shares held by Alta Embarcadero Partners II, LLC. Dr. Deleage, a managing partner of Alta Partners, disclaims beneficial ownership of the shares held by the funds affiliated with Alta Partners, except to the extent of his pecuniary interests therein. Also includes 113 shares held by Deleage Children’s Trust FBO Andre Deleage, 113 shares held by Deleage Children’s Trust FBO Emmanuel Deleage, 113 shares held by Deleage Children’s Trust FBO Phillippe Deleage and 113 shares held by Deleage Children’s Trust FBO Michel Deleage. D. Deleage is not a trustee of any of such trusts and disclaims beneficial ownership of the shares held by such trusts.

(12)	Includes 27,000 shares Andre F. Marion has the right to acquire pursuant to outstanding options exercisable within 60 days of March 25, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities (Forms 3, 4 and 5). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2001, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Securities Exchange Act of 1934 were timely met with the exception of Mr. Limber who on one occasion failed to timely file a Form 4 disclosing shares of common stock transferred as gifts to his children.

EXECUTIVE OFFICERS OF THE COMPANY

The names of the executive officers of the Company, their ages as of March 25, 2002, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement):

Name	Age	Position	Officer Since
Joseph M Limber	49	President and Chief Executive Officer	April 1998
Dennis W. Harris, Ph.D.	45	Senior Vice President, Research and Development	April 2001
Stephen C. Macevicz	53	Vice President, Intellectual Property	March 2002
Thomas J. McNaughton	57	Vice President, Legal Affairs	November 2000
Alfred G. Merriweather	48	Vice President, Finance, Chief Financial Officer and Secretary	December 2001
Danny G. Morrow	51	Vice President, Operations	July 2000
Philip A. Petersen	41	Vice President, Corporate Development	November 2000
Sharat Singh, Ph.D.	43	Vice President, Advanced Technologies	December 2001

Dennis W. Harris, Ph.D.
Dennis W. Harris, Ph.D., joined us in April of 2001 as Senior Vice President, Research and Development. Prior to joining us, Dr. Harris was with various affiliates of Amersham International plc in the U.K. and U.S. from 1982 until 2001 in a number of increasingly senior scientific and managerial roles. Most recently, Dr. Harris was Vice President, Research and Development for North America/Genomics, at Amersham Pharmacia Biotech, Inc. from February 1999 to March 2001, Unit Vice President of Research and Development from February 1998 to February 1999 and Science Director, Molecular Biology from 1997 to February 1998. Dr. Harris holds both B.Sc. and Ph.D. degrees in Biochemistry from The University of Sussex, England.

Stephen C. Macevicz, Ph.D., J.D.
Stephen Macevicz joined us as Vice President of Intellectual Property in March 2002. Prior to joining us, Dr. Macevicz was Vice President of Intellectual Property for GeneProt, Inc. a biotechnology company based in Geneva Switzerland during 2001 and was Vice President of Intellectual Property for Lynx Therapeutics, Inc., a biotechnology company, from 1995 to 2001. Dr. Macevicz has an AB degree in Mathematics from San Diego State University and Ph.D. and J.D. degrees from the University of California at Berkeley.

Thomas J. McNaughton
Thomas J. McNaughton has served as our Vice President, Legal Affairs since May 2000. Mr. McNaughton also served as our Secretary from December 2000 to December 2001. Prior to joining us, Mr. McNaughton was Vice President of Intellectual Property at Acuson Corporation. From 1994 to 2000, he served as senior counsel at Chevron Corporation. Mr. McNaughton holds a B.S. degree from the United States Military Academy at West Point and a J.D. degree from the University of Michigan.

Alfred G. Merriweather
Alfred G. Merriweather joined us in December 2001 as Vice President, Finance, Chief Financial Officer and Secretary. Prior to joining us, Mr. Merriweather was Vice President and Chief Financial Officer of Citadon, Inc., a software company, from 1999 to 2001. From 1996 to 1999, he was Vice President of Finance and Chief Financial Officer of Symphonix Devices, Inc., a manufacturer of implantable medical devices. From 1993 to 1996, Mr. Merriweather was Vice President of Finance and Chief Financial Officer of LipoMatrix, Inc., a medical device company based in Neuchatel, Switzerland. Prior to that, Mr. Merriweather was Vice President of Finance and Chief Financial Officer of Laserscope, a manufacturer or surgical laser systems. Mr. Merriweather holds a B.A. degree from The University of Cambridge, England and is an Associate of the Institute of Chartered Accountants in England and Wales.

Danny G. Morrow
Danny G. Morrow has served as our Vice President, Operations since July 2000. Prior to that, from April 1998 to June 2000, he was a research and development manager at Beckman Coulter, Inc. From August 1994 to April 1998, Mr. Morrow was Director of Operations for Genomyx, Inc. Mr. Morrow holds a B.S. degree from California State University, Long Beach and a M.S. degree from University of California, Berkeley.

Philip A. Petersen
Philip A. Petersen has served as our Vice President, Corporate Development since November 2000. Prior to joining us, Mr. Petersen was Vice President, Commercial Development at Allos Therapeutics from 1996 to 1999 and an investor in emerging biopharmaceutical and life sciences companies during the year 2000. Mr. Petersen holds a B.A. degree from Iowa State University and an M.B.A. degree from Duke University.

Sharat Singh
Sharat Singh joined ACLARA as Director of Synthesis and Advanced Technologies in 1997 and was appointed Vice President of Advanced Technologies in December 2001. Prior to joining ACLARA, Dr. Singh spent ten years with Syntex/Dade-Behring in various senior scientific roles, including as Behring Fellow from 1994-1997. Dr. Singh has an M.S. degree in Chemistry from Hyderabad University, India and a Ph.D. in organic chemistry from the Indian Institute of Sciences.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2001, information concerning compensation awarded or paid to, or earned by, our Chief Executive Officer, each of our four most highly compensated executive officers other than the Chief Executive Officer (collectively referred to as the “named executive officers.”)

		Annual Compensation				Long-Term Compensation Securities Underlying Options/SARs
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation (1)		All Other Compensation
Joseph M. Limber President and Chief Executive Officer	2001 2000 1999	$320,000 290,306 240,000		$112,000 108,750 90,000	— — —	250,000 112,500 382,500	$45,889 — —	(2)
Herbert H. Hooper (6) Executive Vice President and Chief Technology Officer	2001 2000 1999	$220,000 200,000 175,000		$51,150 47,500 43,750	— — —	— 75,000 112,500	$28,981 — —	(2)
Thomas J. McNaughton Vice President, Legal Affairs	2001 2000	$175,000 15,930	(3)	$34,125 —	— —	75,000 75,000	— —
Sharat Singh Vice President, Advanced Technologies	2001 2000	$175,000 138,224		$40,688 38,000	— —	130,000 115,000	— —
Philip A. Petersen Vice President, Corporate Development	2001 2000	$170,000 15,492	(4)	$39,525 —	— —	105,000 75,000	$26,855 —	(5)

(1)	Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each person.
(2)	Represents cash paid as compensation for unused vacation time.
(3)	Represents Mr. McNaughton’s salary for the period beginning November 2000, when he joined our company, through the end of the fiscal year ended December 31, 2000.
(4)	Represents Mr. Petersen’s salary for the period beginning November 2000, when he joined our company, through the end of the fiscal year ended December 31, 2000.
(5)	Represents a moving expense reimbursement paid by the Company to Mr. Petersen.
(6)	Mr. Hooper resigned as an Executive Officer effective December 31, 2001.

STOCK OPTION GRANTS AND EXERCISES

We grant options to employees and non-employees under our Amended and Restated 1997 Stock Plan. During the fiscal year ended December 31, 2001, we granted options to purchase 2,195,025 shares of our common stock under our Amended and Restated 1997 Stock Plan and during the year options granted for 1,102,181 shares were cancelled and returned to the plan. As of April 15 2002, options to purchase a total of 3,029,655 shares were outstanding under our Amended and Restated 1997 Stock Plan and 829,287 shares remained available for grant under the plan. In general options granted under our Amended and Restated 1997 Stock Plan vest over four years and expire on the tenth anniversary of the date of any particular grant.

We grant options to our executive officers under our Amended and Restated 1997 Stock Plan. We have not granted any stock appreciation rights to any of our named executive officers. The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, our named executive officers:

Option Grants in Fiscal Year Ended December 31, 2001

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Option	% of Total Options Granted to Employees in		Exercise Price Per	Expiration
Name	Granted (#)	Fiscal Year (2)		Share ($)(3)	Date	5%($)	10%($)
Joseph M. Limber	250,000	11.4%		5.02	04/11/11	789,000	2,000,000
Thomas J. McNaughton	75,000	3.4%		5.02	04/11/11	237,000	600,000
Sharat Singh	100,000 30,000	4.6 1.4	% %	5.02 5.32	04/11/11 11/01/11	316,000 100,000	800,000 254,000
Philip A. Petersen	75,000 30,000	3.4 1.4	% %	5.02 5.32	04/11/11 11/01/11	237,000 100,000	600,000 254,000

(1)
Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our company’s estimate or projection of the future common stock price. The amounts in this table may not necessarily be achieved.

(2)
Based on options to purchase an aggregate of 2,198,025 shares of our common stock granted in fiscal year ended December 31, 2001, to employees and non-employee directors of and consultants to our company, including options granted to the named executive officers.

(3)	All options were granted with an exercise price at the fair market value of our common stock at the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information on option exercises during the fiscal year ended December 31, 2001, by the named executive officers. The value of in-the-money options is based upon a fair market value of our common stock equal to $5.07 at the close of market trading on December 31, 2001, and is net of the exercise price of the options:

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2001 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2001 ($) Exercisable/Unexercisable
Joseph M. Limber	—	—	53,906/308,594	93,796/114,454
Herbert H. Hooper	25,000	117,000	88,278/74,221	306,969/232,155
Thomas J. McNaughton	—	—	20,312/54,688	1,016/2,734
Sharat Singh	13,359	144,000	54,371/109,225	91,220/29,442
Philip A. Petersen	—	—	20,312/84,688	1,016/2,734

(1)	Based on fair market value of one share of our Common Stock on date of the option exercise less the exercise price per share multiplied by the number of shares received upon exercise of the option.

The Company has not established any long-term incentive plans or defined benefit or actuarial plans covering any named executive officers.

The following table provides information as of December 31, 2001 for all of our equity compensation plans, each of which has been approved by the stockholders of the Company:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
1995 Stock Option Plan and Amended and Restated 1997 Stock Plan	3,058,650		5.55		800,292
Employee Stock Purchase Plan	132,965	(1)	6.48	(1)	317,035

(1)	Number of shares issuable upon exercise of options and exercise prices are subject to change in accordance with the Employee Stock Purchase Plan.

CERTAIN TRANSACTIONS

We have entered into change of control agreements with Joseph M. Limber, our President and Chief Executive Officer, and all executive officers of the Company. These change of control agreements, which supersede any change of control agreements previously executed by such officers, generally provide for the following benefits:

•
In the event of a hostile takeover (as defined in the agreement), each stock option outstanding on the date of such hostile takeover will fully vest and be immediately exercisable at the completion of the takeover transaction, whether or not such officer’s employment is terminated thereupon.

•
If, following a change of control (as defined in the agreement) and prior to the first anniversary of the change of control, the officer is involuntarily terminated other than for cause (as defined in the agreement) or voluntarily terminates his employment for good reason (as defined in the agreement), the officer will be entitled to the following, subject to certain restrictions: (1) acceleration of vesting of stock options so that each option will be fully exercisable as of the date of his termination; (2) payment for 12 months following termination of the greater of (i) salary in effect immediately prior to termination or (ii) salary in effect immediately prior to the change of control, plus an annual cash bonus equal to the greater of (i) the target bonus for the year in which termination occurred and (ii) target bonus for the year in which the change of control occurred; (3) health benefits for up to 12 months following termination; and (4) up to $15,000 for outplacement services.

•	Each officer will be entitled to maximum payments falling short of “excess parachute payments.”

•
If payments to the officer under the change of control agreement or as a result of a change of control are subject to certain excise taxes, then the officer shall be entitled to receive an additional payment from the Company in an amount that would offset such tax.

Indemnification Agreements

We entered into indemnification agreements with our directors and certain of our officers which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bonds, investigations and any expenses of establishing a right to indemnification under such agreement, which such person becomes legally obligated to pay in connection with any threatened, pending, or completed claim, action, suit or proceeding, whether brought by or in the right of our company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which such person may be or may have been involved as a party or otherwise, by reason of the fact that such person is or was, or has agreed to become, a director or officer of our company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by such person, by reason of any action taken by them or of any inaction on their part while acting as such director or officer, or by reason of the fact that he was serving at our request as a director, trustee, officer, employee or agent of our company, or another entity.

Loan Agreements

In January 2000, we loaned $447,250 to Joseph Limber, our President and Chief Executive Officer, to enable Mr. Limber to exercise options to purchase shares of our common stock. This full recourse loan bears interest at a rate equal to 5.8% compounded semiannually. The principal and accrued interest is payable in April 2002 and March 2003. In July 28, 2000 we additionally loaned Mr. Limber $41,358. This full recourse loan bears interest at a rate equal to 6.6%. The principal and accrued interest became due and payable in April 2002. The Board has been asked to consider whether to extend the terms of these notes.

In January 2000, we loaned $60,000 to Herbert H. Hooper, Ph.D., our Executive Vice President, Chief Technology Officer and Co–Founder, to enable Dr. Hooper to exercise options to purchase shares of our common stock. This full recourse loan bears interest at a rate equal to 5.8% compounded semiannually. The principal amount of $60,000 became mature and payable in January 2002. The Board has been asked to consider whether to extend the terms of this note.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. The Compensation Committee was established on December 1, 1999, by resolution of the Board of Directors. At the end of the fiscal year ended December 31, 2001, the Compensation Committee comprised Thomas R. Baruch and Andre F. Marion. None of the former or current members of the Compensation Committee are currently officers or employees of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for reviewing and approving the compensation arrangements for the Company’s senior management and any compensation plans in which the executive officers and directors are eligible to participate.

Compensation Policy and Philosophy

The Compensation Committee designs our executive compensation with the following overall objectives:

•	Attract, retain and motivate key executive talent;

•	Reward key executives based on business performance;

•	Align executive incentives with the interests of stockholders; and

•	Encourage the achievement of Company objectives.

Executive compensation comprises three components: 1) base salary; 2) annual incentive bonuses; and 3) long-term incentives in the form of stock options. The Company strives to provide a competitive total compensation package to senior management based on professionally compiled surveys of broad groups of companies of comparable size within related industries. In addition, during the fiscal year 2001, the Company entered into change of control agreements with each of the Company’s executive officers.

Base Salary.    Each year, the Company obtains studies of compensation trends, practices and levels from nationally recognized independent compensation surveys in order to determine the competitiveness of the pay structure for its senior managers. Each executive’s base salary is determined by an assessment of the executive’s job description, level of experience and performance and current salary in relation to the salary range designated for the position in the compensation surveys. Adjustments are made when necessary to reflect changes in responsibilities or competitive industry pressures. Each executive’s performance is evaluated annually to determine individual merit increases within the overall guidelines established in each year’s budget process.

Annual Incentive Bonuses.    The Chief Executive Officer and other executive officers are eligible to receive annual incentive bonuses based upon the achievement during the year of certain agreed upon objectives. The Committee reviews the performance of, and decides upon the bonuses payable to, the Chief Executive Officer. The Chief Executive Officer and the Committee together review the performance of, and decide upon the bonuses payable to, the other executive officers including the named executive officers.

Long Term Incentives.    The Company provides its executive officers and other key employees with long-term incentive compensation through the granting of stock options. The Company believes that stock options provide the Company’s key employees with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options are intended to align executive interests with the interests of stockholders and therefore directly motivate senior management to maximize long-term stockholder value. The stock options also create an incentive to remain with the Company for the long term because the options are vested typically over a four period. Because all options are granted at no less than the fair market value of the underlying stock on the date of grant, stock options provide value to the recipients only when the price of the Company’s common stock increases over time.

The Board of Directors has the ultimate responsibility of administering the Company’s stock option plan. Option grants for the Executive Officers are approved by the Compensation Committee and the date of grant is the date of the Compensation Committee meeting. During the fiscal year ended December 31, 2001, option grants were made to the Chief Executive Officer and the other named executive officers providing for the right to purchase 560,000 shares of common stock of the Company (of that number, options to purchase 325,000 shares of common stock were cancelled and returned to the option pool during the same year).

Chief Executive Compensation

Joseph M. Limber’s salary during fiscal year ended December 31, 2001 as President and Chief Executive Officer was $320,000. Based upon the Compensation Committee’s review of Mr. Limber’s performance and the Company’s performance during the fiscal year ended December 31, 2001, the Compensation Committee set  Mr. Limber’s current salary at an annual rate of $335,000. In approving Mr. Limber’s compensation, the Compensation Committee took into account (i) Mr. Limber’s past performance as President and Chief Executive Officer, (ii) the scope of Mr. Limber’s responsibilities and (iii) the Board’s assessment of the Company’s achievement of its performance objectives.

Internal Revenue Code Section 162(m)

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers anticipated tax consequences to the Company and to its executives of various payments and benefits. Under Section 162(m) of the Internal Revenue Code (the “Code”), the amount of compensation paid to certain executives which is deductible with respect to our corporate taxes is limited to $1,000,000 annually. Compensation exceeding $1,000,0000 annually may be deducted if it is “performance-based compensation” within the meaning of the Code. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to its named executive officers to the extent consistent with the best interests of the Company and its stockholders.

The Code and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is unlikely that the compensation paid to any named executive officer in a taxable year which is subject to the deduction limit will exceed $1,000,000. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to the named executive officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the Code and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Ap	ril 26, 2002

CO	MPENSATION COMMITTEE

TH	OMAS R. BARUCH, J.D.
AN	DRE F. MARION

(1)
This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, and shall not otherwise be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into such filing.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. The Audit Committee was established on December 1, 1999, by resolution of the Board of Directors and operates pursuant to a written Audit Committee Charter. At the end of the fiscal year ended December 31, 2001, the Audit Committee comprised Mr. Baruch and Dr. Deleage. Mr. Marion was appointed to the Audit Committee on February 19, 2002. All three of these members are “independent” directors, as determined in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers regulations.

The Audit Committee has undertaken the following actions:

•	reviewed and discussed the Company’s audited financial statements with management;

•
discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•
received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Ap	ril 26, 2002

AU	DIT COMMITTEE

TH	OMAS R. BARUCH, J.D.
JEA	N DELEAGE, PH.D.
AN	DRE MARION

(1)
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, and shall not otherwise be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into such filing.

PERFORMANCE GRAPHIC COMPARISON (1)

The following graphic representation shows a comparison of total stockholder return for holder of our common stock from March 21, 2000, the date of our company’s initial public offering, through December 31, 2001, compared with The Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index. This graphic comparison is presented pursuant to rules of the Securities and Exchange Commission. We believe that although total stockholder return can be an important indicator of corporate performance, our stock price is highly volatile and subject to a number of market-related factors other than corporate performance, such as competitors’ announcements, mergers and acquisitions in the industry, the general state of the economy and the performance of other comparable biotechnology companies.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG ACLARA BIOSCIENCES, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

The chart below shows the end-of-year performance of $100 invested on March 21, 2000, in our common stock or in an index. The chart assumes reinvestment of dividends, if any.

	3/21/00	12/31/00	12/31/01

ACLA	$100.00	$33.85	$15.78

Nasdaq (U.S.)	$100.00	$52.43	$41.40

Nasdaq Biotech Index	$100.00	$98.42	$82.47
* $100 invested on March 21, 2000, in our common stock or in an index, including reinvestment of dividends.

(1)
This Performance Graphic Comparison shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

OTHER MATTERS

We, the Board of Directors, know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is our intention to vote on such matters in accordance with our best judgment.

For further information about ACLARA BioSciences, Inc., please request a copy of our Annual Report on Form 10-K which we previously filed with the Securities & Exchange Commission, and is available free of charge. Please access our information via the ACLARA BioSciences Website at  http://www.aclara.com under the Investor Relations section, or send written requests to:

ACLARA BioSciences, Inc.
1288 Pear Avenue
Mountain View, California 94043
Attn: Investor Relations

By	Order of the Board of Directors

JOS	EPH M. LIMBER
Pre	sident and Chief Executive Officer

May 9, 2002

APPENDIX A
AMENDMENT
TO THE
ACLARA BIOSCIENCES, INC.
EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of ACLARA BioSciences, Inc., a corporation organized under the laws of State of Delaware, under Section 12 of the ACLARA BioSciences, Inc. Employee Stock Purchase Plan (the “Plan”), the Board hereby amends the Plan, subject to stockholder approval, as follows:

1.    Section 2 of the Plan is hereby amended to read in its entirety as follows:

“2.    Stock Subject to the Plan.    Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 12 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate eight hundred thousand (800,000) shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares of Stock bought on the New York Stock Exchange or other nationally-recognized exchange, or other market, for purposes of the Plan.”

* * * * * * * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of ACLARA BioSciences, Inc., effective as of         , 2002.

Executed on this     day of         , 2002.

Secretary

ACLARA BIOSCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

ACLARA BIOSCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

A-i

ACLARA BIOSCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

ACLARA BioSciences, Inc., a Delaware corporation (the “Company”), hereby adopts the ACLARA BioSciences, Inc. Employee Stock Purchase Plan (the “Plan”), effective as of             , 2000.

The purposes of the Plan are as follows:

(1)  To assist eligible employees of the Company and its Designated Subsidiary Corporations (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan”, within the meaning of Section 423(b) of the Code (as defined below).

(2)  To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.

1.    Definitions.  Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

(a)  “Account” shall mean the account established for an Eligible Employee under the Plan with respect to an Offering Period.

(b)  “Agent” shall mean the brokerage firm, bank or other financial institution, entity or person(s) engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

(c)  “Authorization” shall mean an Eligible Employee’s payroll deduction authorization with respect to an Offering Period provided by such Eligible Employee in accordance with Section 3(b).

(d)  “Base Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee on each Payday as compensation for services to the Company or any Designated Subsidiary Corporation, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special-payments.

(e)  “Board” means the Board of Directors of the Company.

(f)  “Code” means the Internal Revenue Code of 1986, as amended.

(g)  “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 13.

(h)  “Company” means ACLARA BioSciences, Inc., a Delaware corporation.

(i)  “Date of Exercise” of any Option means the date on which such Option is exercised, which shall be the last day of the Offering Period with respect to which the Option was granted, in accordance with Section 4(a) (except as provided in Section 9).

(j)  “Date of Grant” of any Option means the date on which such Option is granted, which shall be the first day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(a).

(k)  “Designated Subsidiary Corporation” means any Subsidiary Corporation designated by the Board in accordance with Section 14.

(l)  “Effective Date” means the first day of the first Offering Period, which shall be the date immediately preceding the first date on which a share of Stock is traded on an exchange or quoted on Nasdaq or a successor quotation system.

(m)  “Eligible Employee” means an Employee of the Company or any Designated Subsidiary Corporation: (i) who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of paragraph (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), an individual shall be treated as an Employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave.

(n)  “Employee” shall mean an individual who renders services to the Company or a Subsidiary Corporation in the status of an “employee”, within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary Corporation who does not render services to the Company or a Subsidiary Corporation in the status of an “employee”, within the meaning of Code Section 3401(c).

(o)  “Offering Period” shall mean each six-month period commencing on any November 1 and May 1 on or after the Effective Date; provided, however, that the first Offering Period under the Plan shall be the period commencing on the Effective Date and ending October 31, 2000. Options shall be granted on the Date of Grant and exercised on the Date of Exercise, as provided in Sections 3(a) and 4(a), respectively.

(p)  “Option” means an option to purchase shares of Stock granted under the Plan to an Eligible Employee in accordance with Section 3(a).

(q)  “Option Price” means the option price per share of Stock determined in accordance with Section 4(b).

(r)  “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s)  “Payday” means the regular and recurring established day for payment of Base Compensation to an Employee of the Company or any Subsidiary Corporation.

(t)  “Plan” means the ACLARA BioSciences, Inc. Employee Stock Purchase Plan.

(u)  “Stock” means the shares of the Company’s Common Stock, $.001 par value.

(v)  “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.    Stock Subject to the Plan.    Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 12 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate three hundred thousand (300,000) shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares of Stock bought on the New York Stock Exchange or other nationally-recognized exchange, or other market, for purposes of the Plan.

3.    Grant of Options.

(a)  Option Grants.    The Company shall grant Options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of: (i) the date on which the number of shares of Stock available under the Plan have been sold, or (ii) the date on which the Plan is suspended or terminates. Each Employee who is an Eligible Employee on the first day of an Offering Period shall be granted an Option with respect to such Offering Period. The Date of Grant of such an Option shall be the first day of the Offering Period with respect to which such Option was granted. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option in accordance with Section 4(a), unless such Option terminates earlier in accordance with Section 5, 6 or 9. The number of shares of Stock subject to an Eligible Employee’s Option shall equal the cumulative payroll deductions authorized by such Eligible Employee in accordance with subsection (b) for the Option Period (if any), divided by the Option Price; provided, however, that the number of shares of Stock subject to such Option shall not exceed five thousand (5,000) shares; and, provided, further, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with subsection (c). The Company shall not grant an Option with respect to an Offering Period to any individual who is not an Eligible Employee on the first day of such Offering Period.

(b)  Election to Participate; Payroll Deduction Authorization.    Except as provided in subsection (d), an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan with respect to an Offering Period shall deliver to the Company, not later than ten (10) days before the first day of the Offering Period (or such shorter period as determined by the Committee in its discretion), a completed and executed written payroll deduction authorization in a form prepared by the Committee (the “Authorization”). An Eligible Employee’s Authorization shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Eligible Employee’s Base Compensation to be withheld by the Company or the Designated Subsidiary Corporation employing such Eligible Employee on each Payday during the Offering Period. An Eligible Employee may designate any whole percentage of Base Compensation which is not be less than one percent (1%) and not more than fifteen percent (15%). An Eligible Employee’s Base Compensation payable during an Offering Period shall be reduced each Payday through payroll deduction in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Eligible Employee’s Account under the Plan. Notwithstanding the preceding sentence, at the Committee’s discretion payroll deductions with respect to the initial Offering Period under the Plan may commence as of the second Payday following the Effective Date and not the initial Payday following the Effective Date. An Eligible Employee may change the percentage of Base Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, at any time during the Offering Period, provided, that any such change or suspension shall become effective not later than ten (10) days after receipt by the Company. Any Authorization shall remain in effect for each subsequent Offering Period, unless the Eligible Employee submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 5, ceases to be an Eligible Employee as defined in Section 1(m) or terminates employment as provided in Section 6.

(c)  $25,000 Limitation.    No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Option or other option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, (i) the right to purchase shares of Stock or other stock under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase shares of Stock or other stock under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the fair market value of such Stock or other stock (determined at the time such Option or other option is granted) for any one calendar year, and (iii) a right to purchase Stock or other stock which has accrued under an Option or other option may not be carried over to any Option or other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

(d)  Leaves of Absence.    During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), an Employee may continue to participate in the Plan by making cash payments to the Company on each Payday equal to the amount of the Employee’s payroll deduction under the Plan for the Payday immediately preceding the first day of such Employee’s leave of absence.

4.    Exercise of Options; Option Price.

(a)  Option Exercise.    Each Employee automatically and without any act on such Employee’s part shall be deemed to have exercised such Employee’s Option on the Date of Exercise to the extent that the balance then in the Employee’s Account is sufficient to purchase, at the Option Price, shares of the Stock subject to the Option (including fractional shares).

(b)  Option Price Defined.    The option price per share of Stock (the “Option Price”) to be paid by an Employee upon the exercise of the Employee’s Option shall be equal to 85% of the lesser of: (i) the Fair Market Value of a share of Stock on the Date of Exercise and (ii) the Fair Market Value of a share of Stock on the Date of Grant. The Fair Market Value of a share of Stock as of a given date shall be: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred); (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, (I) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System), or (II) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred) as reported by Nasdaq or such successor quotation system; (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred), as determined in good faith by the Committee; or
(iv) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.

(c)  Book Entry/Share Certificates.    As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by an Employee, the Company shall issue the shares of Stock to such Employee and such shares shall be held in the custody of the Agent for the benefit of the Employee. The Company or the Agent shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Employee. An Employee shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder. Upon receipt of an Employee’s written request for any such certificate, the Company shall (or shall cause the Agent to), within ten (10) days after the date of such receipt, deliver any such certificate to the Employee; provided, however, that no certificate shall be issued to an Employee with respect to Stock purchased hereunder until the expiration of eighteen (18) months from the date of exercise of the Option to purchase such Stock. Nothing in this subsection (c) shall prohibit the sale or other disposition by an Employee of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.

(d)  Pro Rata Allocations.    If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Employee which has not been applied to the purchase of shares of Stock shall be paid to such Employee in one lump sum in cash within thirty (30) days after the Date of Exercise, without any interest thereon.

(e)  Information Statement.    The Company shall provide each Employee whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.

5.    Withdrawal from the Plan.

(a)  Withdrawal Election.    An Employee may withdraw from participation under the Plan at any time, except that an Employee may not withdraw during the last ten (10) days of any Option Period. An Employee electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Committee (the “Withdrawal Election”), not later than ten (10) days prior to the Date of Exercise for such Option Period. Upon receipt of an Employee’s Withdrawal Election, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Employee certificates for any whole shares of Stock previously purchased by the Employee (the value of any fractional share to be returned to such Employee by check), in either case within thirty (30) days of receipt of the Employee’s Withdrawal Election. Upon receipt of an Employee’s Withdrawal Election by the Company, the Employee shall cease to participate in the Plan and the Employee’s Option for such Option Period shall terminate.

(b)  Eligibility following Withdrawal.    An Employee who withdraws from the Plan with respect to an Option Period, and who is still an Eligible Employee, may elect to participate again in the Plan for any subsequent Offering Period by delivering to the Company an Authorization pursuant to Section 3(b).

6.    Termination of Employment.

(a)  Termination of Employment Other than by Death.    If the employment of an Employee with the Company and the Subsidiary Corporation terminates other than by death, the Employee’s participation in the Plan automatically and without any act on the Employee’s part shall terminate as of the date of the termination of the Employee’s employment. As soon as practicable after such a termination of employment, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Employee certificates for any whole shares of Stock previously purchased by the Employee (the value of any fractional share to be returned to such Employee by check). Upon an Employee’s termination of employment covered by this subsection, the Employee’s Authorization and Option under the Plan shall terminate.

(b)  Termination by Death.    If the employment of an Employee is terminated by the Employee’s death, the executor of the Employee’s will or the administrator of the Employee’s estate, by written notice to the Company, may request payment of the balance in the Employee’s Account, in which event the Company or Subsidiary Corporation employing the Employee shall pay the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon, and subject to Section 4(c), the Company shall (or shall cause the Agent to) deliver to the Employee certificates for any whole shares of Stock previously purchased by the Employee (the value of any fractional share to be returned to such Employee by check) as soon as practicable after receiving such notice. Upon receipt of such notice, the Employee’s Authorization and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Employee’s Option shall be deemed to have been exercised on such Date of Exercise.

7.    Restriction upon Assignment.    An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Employee’s lifetime only by the Employee. Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Employee. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Employee’s interest in the Plan, the Employee’s Option or any rights under the Employee’s Option.

8.    No Rights of Stockholders until Shares Issued.    With respect to shares of Stock subject to an Option, an Employee shall not be deemed to be a stockholder of the Company, and the Employee shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Employee or his or her nominee following exercise of the Employee’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

9.    Changes in the Stock and Corporate Events; Adjustment of Options.

(a)  Subject to Section 9(c), in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)  the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitation in Section 3(a) on the maximum number of shares of Stock which may be purchased),

(ii)  the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and

(iii)  the exercise price with respect to any Option.

(b)  Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Employee’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)  To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;

(ii)  To provide that all Options outstanding shall be exercised prior to the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises.

(iii)  To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

(iv)  To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of (outstanding Options, or Options which may be granted in the future.

(c)  No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Securities and Exchange Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

(d)  The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.    Use of Funds; No Interest Paid.    All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Employee or credited to any Employee’s Account with respect to such funds.

11.    Dividends.

(a)  Cash dividends and other cash distributions received by the Agent with respect to Stock held in its custody hereunder will be credited to each Employee’s Account in accordance with such Employee’s interests in such Stock, and shall be applied, as soon as practicable after the receipt thereof by the Agent, to the purchase in the open market at prevailing market prices of the number of whole shares of Stock that may be purchased with such funds (after deductions of any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost payable in connection with the purchase of such shares of Stock and not otherwise paid by the Employer.)

(b)  All purchases of shares of Stock made pursuant to this Section 11 will be made in the name of the Agent or its nominee, and shall be transferred and credited to the Account(s) of the Employees to which such dividends or other distributions were credited. Dividends paid in the form of shares of Stock will be allocated by the Agent, as and when received, with respect to Stock held in its custody hereunder to the Account of each Employee in accordance with such Employee’s interests in such Stock. Property, other than Stock or cash, received by the Agent as a distribution on Stock held in its custody hereunder, shall be sold by the Agent for the accounts of Employees, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Stock held in its custody hereunder.

12.    Amendment, Suspension or Termination of the Plan.    The Board may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the number of shares of Stock that may be sold pursuant to Options under the Plan, (b) alter the requirements for eligibility to participate in the Plan, or (c) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

13.    Administration by Committee; Rules and Regulations.

(a)  Appointment of Committee.    The Plan shall be administered by the Committee, which shall be composed of not less than two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Employee.

(b)  Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

(c)  Majority Rule.    The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

(d)  Compensation; Professional Assistance; Good Faith Actions.    All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Employees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

14.    Designation of Subsidiary Corporations.    The Board shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options under the Plan. The Board may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.

15.    No Rights as an Employee.    Nothing in the Plan shall be construed to give any person (including any Eligible Employee) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee) at any time, with or without cause.

16.    Term; Approval by Stockholders.    Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until May 1, 2010, unless sooner terminated in accordance with Section 12. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the adoption of the Plan by the Board. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.

17.    Effect upon Other Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

18.    Conditions to Issuance of Stock Certificates.    The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a)  The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b)  The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)  The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e)  The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

19.    Notification of Disposition.    Each Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made: (a) within two (2) years from the Date of Grant of the Option, or (b) within one (1) year after the transfer of such shares of Stock to such Employee upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

20.    Notices.    Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Employee shall be addressed to such Employee at such Employee’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

21.    Headings.    Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

I hereby certify that the ACLARA BioSciences, Inc. Employee Stock Purchase Plan was adopted by the Board of Directors of ACLARA BioSciences, Inc. on February 11, 2000.

Executed at Mountain View, California on this             th day of             , 2000.

Secretary

*  *  *  *  *  *  *

I hereby certify that the ACLARA BioSciences, Inc. Employee Stock Purchase Plan was approved by the stockholders of ACLARA BioSciences, Inc. on             , 2000.

Executed at Mountain View, California on this             th day of             , 2000.

Secretary

PROXY

ACLARA BIOSCIENCES, INC.

1288 PEAR AVENUE
MOUNTAIN VIEW, CALIFORNIA 94043

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Joseph M. Limber and Alfred G. Merriweather, or either of them, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of ACLARA BioSciences, Inc. (the “Company”) held of record by the undersigned on April 29, 2002, at the Annual Meeting of Stockholders to be held on June 25, 2002, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company which require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your prompt consideration of these matters.

Sincerely,

ACLARA BioSciences, Inc.

DETACH HERE
...................................................................................................................................................................

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR the Nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors.

Nominee	You may withhold authority to vote for any of the following nominees simply by marking the box opposite his name which states WITHHELD.

Jean Deleage, Ph.D.	FOR ☐	WITHHELD ☐

Andre F. Marion	FOR ☐	WITHHELD ☐

2.	Approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 450,000 to 800,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark here for address change and notification  ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing on behalf of a corporation, please sign in full corporate name by a duly authorized officer.

Signature: Date:	Signature: Date: